As filed with the Securities and Exchange Commission on February 16, 2006
Registration No. 333-61638

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ENODIS PLC
(Exact name of Registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Washington House, 40-41 Conduit Street, London W1S 2YQ, United Kingdom
(Address of principal executive offices)
________________________

EMPLOYEE STOCK PURCHASE PLAN
ENODIS 2001 EXECUTIVE SHARE OPTION SCHEME
ENODIS SHARE MATCHING SCHEME
1995 EXECUTIVE SHARE OPTION SCHEME
(Full title of the Plans)
________________________

David R. Hooper, Company Secretary
Enodis plc
Washington House
40-41 Conduit Street
London W1S 2YQ, United Kingdom
(44) 207-304-6000
(Name and address, and telephone number, including area code, of agent for service)

Copy to:

Pamela E. Flaherty, Esq.
Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
(212) 885-5000

EXPLANATORY NOTE - DEREGISTRATION OF SECURITIES:

Enodis plc is filing this Post-Effective Amendment to its registration statement on Form S-8 (File No. 333-61638) pursuant to the registrant’s undertaking under Item 512(a)(3) of Regulation S-K. In accordance with that undertaking, the registrant hereby removes from registration all the ordinary shares that remain unsold under its Employee Stock Purchase Plan, the Enodis 2001 Executive Share Option Scheme, the Enodis Share Matching Scheme and its 1995 Executive Share Option Scheme.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, England, on the 16th day of February 2006.

ENODIS PLC

By:	/s/ David S. McCulloch
David S. McCulloch,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ David S. McCulloch David S. McCulloch	February 16, 2006	Chief Executive Officer (Principal Executive Officer), Director and Authorized Representative in the United States

/s/ W. David Wrench W. David Wrench	February 16, 2006	Chief Financial Officer (Principal Financial and Principal Accounting Officer) and Director

/s/ Robert C. Eimers Robert C. Eimers	February 16, 2006	Executive Vice President, Global Human Resources and Director

/s/ Peter M. Brooks Peter M. Brooks	February 16, 2006	Chairman of the Board of Directors

/s/ G. Michael Cronk G. Michael Cronk	February 16, 2006	Director

/s/ Waldemar Schmidt Waldemar Schmidt	February 16, 2006	Director

/s/ Michael R. Arrowsmith Michael R. Arrowsmith	February 16, 2006	Director

/s/ Joseph J. Ross Joseph J. Ross	February 16, 2006	Director